July 12, 2013 F I N A N C I A L R E S U L T S 2Q13

F I N A N C I A L R E S U L T S 2Q13 Financial highlights 1 See note 1 on slide 22 2 Assumes a tax rate of 38% 3 See note 4 on slide 22 and the Basel I Tier 1 capital ratio on page 39 of the Firm’s 2Q13 earnings release financial supplement 4 Final Basel III capital rules issued July 2, 2013 5 Final Basel 2.5 rules and Basel III Advanced NPR  2Q13 net income of $6.5B; EPS of $1.60; revenue of $26.0B1  Strong performance across our businesses  2Q13 results included the following significant items  Fortress balance sheet strengthened  Basel I Tier 1 common of $147B; ratio of 10.4%3  Estimated Basel III Tier 1 common of $148B; ratio of 9.3%, including the impact of final rules4 – Based on NPR5, Basel III Tier 1 common ratio of 9.1% $mm, excluding EPS Pretax Net income 2 EPS 2 Real Estate Portfolios – Benefit from reduced mortgage loan loss reserves $950 $589 $0.15 Card Services – Benefit from reduced credit card loan loss reserves 550 341 0.09 Corporate – Expense for additional litigation reserves (600) (372) (0.09) 1

F I N A N C I A L R E S U L T S 2Q13 Financial results1 1 See note 1 on slide 22 2 Actual numbers for all periods, not over/under 3 See note 3 on slide 22 $mm, excluding EPS $ O/(U) 2Q13 1Q13 2Q12 Revenue (FTE)1 $25,958 $110 $3,066 Credit costs 47 (570) (167) Expense 15,866 443 900 Reported net income $6,496 ($33) $1,536 Net income applicable to common stock $6,101 ($30) $1,467 Reported EPS $1.60 $0.01 $0.39 ROE2 13% 13% 11% ROTCE2,3 17 17 15 2

Fortress balance sheet and returns

$B, except where noted	2Q13	1Q13	2Q12
Basel I Tier 1 common capital[1,2]	$147	$143	$130
Basel I Risk-weighted assets[2]	1,414	1,407	1,319
Basel I Tier 1 common ratio[1,2]	10.4%	10.2%	9.9%
Basel III Tier 1 common capital[2]	$148	$146	$132
Basel III Risk-weighted assets (including final rules)[2]	1,587	—	—
Basel III Tier 1 common ratio (including final rules)[2]	9.3%	—	—
Total assets (EOP)	$2,440	$2,389	$2,290
Return on equity	13%	13%	11%
Return on tangible common equity[3]	17	17	15
Return on assets	1.09	1.14	0.88
Return on Basel I Risk-weighted assets[4]	1.8	1.9	1.5
Tangible book value per share[5]	$40.04	$39.54	$35.71

Basel III Tier 1 common	Ratio	RWA ($B)
1Q13	**8.9%**	**$1,654**
Capital generation	25 bps	
AOCI	(20) bps	
Reduction in RWA	20 bps	
2Q13 based on NPR[2]	**9.1%**	**$1,614**
Impact of final rules	20 bps	
2Q13 with final rules[2]	**9.3%**	**$1,587**

- U.S. Basel III capital rules finalized and largely consistent with expectations
  - ~20bps improvement in our B3T1C ratio primarily from revised treatment of MSRs and securitizations under Advanced approach
- Estimated LCR ratio of 118%; HQLA[6] of $454B
- Available resources[7] to Basel III RWA of ~19%
- 2Q13 common stock dividend increased to $0.38 per share
- Of the $6B authorized through 1Q14, repurchased $1.2B of common equity in 2Q13
- Firmwide total credit reserves of $20.1B; loan loss coverage ratio of 2.06%[8]

[1] See note 4 on slide 22 and the Basel I Tier 1 capital and Tier 1 capital ratio on page 39 of the Firm's 2Q13 earnings release financial supplement
[2] Basel I reflects the impact of final Basel 2.5 rules effective 1Q13, which resulted in additional capital requirements for trading positions and securitizations; Basel III estimate reflects the impact of final Basel 2.5 rules; final Basel III capital rules issued July 2, 2013
[3] See note 3 on slide 22
[4] Return on Basel I RWA, excluding DVA, a non-GAAP financial measure, was 1.8%, 1.9% and 1.4% for 2Q13, 1Q13 and 2Q12, respectively
[5] Tangible book value per share is a non-GAAP financial measure. Tangible book value per share represents the Firm's tangible common equity divided by period-end common shares
[6] High Quality Liquid Assets ("HQLA") is the estimated amount of assets the Firm believes will qualify for inclusion in the Liquidity Coverage Ratio ("LCR") based on the Firm's current understanding of the proposed rules
[7] Available resources include Basel III Tier 1 Common equity, preferred and trust preferred securities, as well as holding company unsecured long-term debt with remaining maturities greater than 1 year
[8] See note 2 on slide 22
Note: estimated for 2Q13

FINANCIAL RESULTS
3
JPMorgan Chase & Co.

F I N A N C I A L R E S U L T S  JPM’s estimated Basel III leverage ratio based on July 2013 proposed U.S. leverage rule is 4.7% compared to Holding Company requirement of 5.0% Leverage ratio update 1 High Quality Liquid Assets (“HQLA”) is the estimated amount of assets the Firm believes will qualify for inclusion in the Liquidity Coverage Ratio (“LCR”) based on the Firm’s current understanding of the proposed rules 2 Reflects Bloomberg average of analysts’ estimates for net income as of July 9, 2013 net of annual preferred dividends of ~$800mm and common dividends at $0.38/share; assumes $6-8B annual share repurchases generally consistent with 2013 CCAR approval  60bps improvement from net capital generation (holding capital distributions flat) through end of 2014  ~0-100bps improvement from optimizing Tier 1 capital and balance sheet over time  Holding Company can be compliant by 1Q15; bank compliance will follow  Timeline subject to revision if significant rule changes are made to denominator  Balance sheet actions may include  Reprice/restructure certain commitments and/or unwind derivative positions  Limit non-operational wholesale deposits  Optimize use of central clearing  Incent business unit and entity level efficiencies Over time 2Q13 Actual 2H132 20142 Analysts' estimated net income ($B) ~$12 ~$23$155 $168 Basel III Tier 1 common ratio (%) 9.3% ≥ 9.5% ≤ 11.0% Cumulative impacts to leverage ratio (bps) Capital generation ~20bps ~60bps Tier 1 capital actions ~0-30bps Leverage asset actions ~0-70bps Total leverage ratio impact ~60-160bps Illustrative JPM capital generation – based on analysts' estimates Although compliance will not be without impact, it is manageable ~2x B3 RWA Balance sheet view Proposed U.S. rule add-ons Leverage exposure Potential further add-ons per Basel proposal U.S. GAAP assets $2.4T Includes: Cash $279B Other 1 5 Sold credit protection Matched securities financing netting Additional erivatives coll teral disallowed Unfunded commitments + < $3.5T Derivatives future exposureHQLA1 4

Consumer & Community Banking[1]

$mm		$ O/(U)	
	2Q13	1Q13	2Q12
Net interest income	$7,094	($115)	($67)
Noninterest revenue	4,921	515	(368)
Revenue	$12,015	$400	($435)
Expense	6,864	74	27
Credit costs	(19)	(568)	(198)
Net income	$3,089	$503	($193)
Key drivers/statistics[2]			
EOP Equity ($B)	$46.0	$46.0	$43.0
ROE	27%	23%	31%
Overhead ratio	57	58	55
Average loans ($B)	$411.1	$418.3	$429.3
Average deposits ($B)	453.6	441.3	411.3
Number of branches	5,657	5,632	5,563
Number of ATMs	19,075	18,830	18,132
Active online customers (000's)	32,245	32,281	30,361
Active mobile customers (000's)	14,013	13,263	10,646

[1] See note 1 on slide 22
[2] Actual numbers for all periods, not over/under
[3] Based on disclosures by peers as of 1Q13
[4] Per compete.com as of May 2013
[5] Chase ranked #4 by J.D. Power for customer satisfaction in retail banking among large bank peers
[6] Based on Inside Mortgage Finance as of 1Q13
[7] Chase ranked #4 for customer satisfaction in originations and #4 in servicing on an overall basis
[8] Based on disclosures by peers and internal estimates as of 1Q13
[9] Based on Visa data as of 1Q13
[10] Based on Nilson Report ranking of largest merchant acquirers for 2012
[11] Per Autocount data for May 2013 YTD

Leadership positions

Consumer & Business Banking

- #1 ATM network[3]
- #2 in branches[3]
- #1 most visited banking portal – Chase.com[4]
- #1 in customer satisfaction among the largest banks by both J.D. Power[5] and the American Customer Satisfaction Index
- $172B client investment assets; nearly 1,700 Chase Private Client locations and 165K+ CPC clients

Mortgage Banking

- #2 mortgage originator[6]
- #2 retail mortgage originator[6]
- #3 mortgage servicer[6]
- #1 in customer satisfaction among the largest banks for originations and servicing by J.D. Power[7]

Card, Merchant Services & Auto

- #1 credit card issuer in the U.S. based on loans outstanding[8]
- #1 global Visa issuer based on consumer and business credit card sales volume[9]
- #1 U.S. co-brand credit card issuer[8]
- #2 wholly-owned merchant acquirer[10]
- #3 non-captive auto lender[11]

FINANCIAL RESULTS
5
JPMORGAN CHASE & CO.

Consumer & Community Banking

Consumer & Business Banking

$mm	2Q13	$ O/(U) 1Q13	$ O/(U) 2Q12
Net interest income	$2,614	$42	($47)
Noninterest revenue	1,673	68	18
Revenue	$4,287	$110	($29)
Expense	3,042	1	285
Credit costs	74	13	76
Net income	$698	$57	($233)
Key drivers/statistics[1] ($B)			
EOP Equity	$11.0	$11.0	$9.0
ROE	25%	24%	42%
Average total deposits	$432.8	$421.1	$389.6
Deposit margin	2.31%	2.36%	2.62%
Accounts[2] (mm)	28.9	28.5	27.4
Business Banking loan originations	$1.3	$1.2	$1.8
Business Banking loan balances (Avg)	18.7	18.7	17.9
Investment sales	9.5	9.2	6.2
Client investment assets (EOP)	171.9	168.5	147.6

[1] Actual numbers for all periods, not over/under
[2] Includes checking accounts and Chase Liquid[SM] cards

Financial performance

- Consumer & Business Banking net income of $698mm, down 25% YoY, but up 9% QoQ
- Net revenue of $4.3B, down 1% YoY, but up 3% QoQ
- Expense up 10% YoY, primarily driven by investments and certain adjustments in the prior year, but flat QoQ

Key drivers

- Average total deposits of $432.8B, up 11% YoY and 3% QoQ
- Deposit margin of 2.31%, down 31 bps YoY and 5 bps QoQ
- Accounts[2] up 6% YoY and 1% QoQ, reflecting historically low customer attrition
- Business Banking loan originations down 26% YoY and up 7% QoQ
- Average Business Banking loans up 4% YoY and flat QoQ
- Investment sales up 53% YoY and 3% QoQ
- Client investment assets up 16% YoY and 2% QoQ

FINANCIAL RESULTS

6

JPMORGAN CHASE & CO.

Consumer & Community Banking

Mortgage Banking

$mm	2Q13	$ O/(U) 1Q13	$ O/(U) 2Q12
Mortgage Production			
Production-related revenue, excl. repurchase losses	$1,286	$68	($275)
Production expense[1]	720	10	100
Income, excl. repurchase losses	$566	$58	($375)
Repurchase (losses)/benefit	16	97	26
Income before income tax expense	$582	$155	($349)
Mortgage Servicing			
Net servicing-related revenue	$770	($8)	($15)
Default servicing expense	475	(22)	(230)
Core servicing expense	240	–	(8)
Servicing expense	$715	($22)	($238)
Income/(loss), excl. MSR risk management	55	14	223
MSR risk management	78	220	(155)
Income before income tax expense	$133	$234	$68
Real Estate Portfolios			
Revenue	$908	($37)	($132)
Expense	404	41	(8)
Net charge-offs	288	(160)	(408)
Change in allowance	(950)	(300)	300
Credit costs	($662)	($460)	($108)
Income before income tax expense	$1,166	$382	($16)
Mortgage Banking net income	$1,142	$469	($179)

Key drivers/statistics ($B)[2]	2Q13	1Q13	2Q12
EOP Equity	$19.5	$19.5	$17.5
ROE	23%	14%	30%
Mortgage originations[3]	$49.0	$52.7	$43.9
EOP third-party mortgage loans serviced	832.0	849.2	860.0
EOP NCI owned portfolio[4]	114.6	115.4	124.5
ALL/EOP loans[4,5]	2.85%	3.66%	5.20%
Net charge-off rate[4,5]	1.00	1.56	2.21

[1] Includes the provision for credit losses associated with Mortgage Production
[2] Actual numbers for all periods, not over/under
[3] Firmwide mortgage origination volume was $52.0B, $55.1B and $46.0B for 2Q13, 1Q13 and 2Q12, respectively
[4] Real Estate Portfolios only
[5] Excludes the impact of purchased credit-impaired loans acquired as part of the WaMu transaction. The allowance for loan losses was $5.7B for these loans at the end of 2Q13,1Q13 and 2Q12. To date, no charge-offs have been recorded for these loans

Financial performance

- Mortgage Production pretax income of $582mm, down $349mm YoY, reflecting lower margins and higher expense, partially offset by higher volumes and lower repurchase losses
  - Realized repurchase losses of $169mm
  - Reduction of repurchase liability of $185mm
- Net servicing-related revenue of $770mm, down 2% YoY
- Mortgage Servicing expense down $238mm YoY
- MSR risk management income of $78mm, down $155mm YoY
- Real Estate Portfolios pretax income of $1.2B, down $16mm YoY
  - Total net revenue of $908mm, down 13% YoY, driven by a decline in net interest income resulting from portfolio runoff
  - Credit cost benefit of $662mm
    - Net charge-offs of $288mm
    - Reduction in allowance for loan losses of $950mm
- Mortgage originations of $49.0B, up 12% YoY and down 7% QoQ
  - Purchase originations of $17.4B, up 50% YoY and 44% QoQ

FINANCIAL RESULTS

7

JPMORGAN CHASE & CO.

Consumer & Community Banking

Card, Merchant Services & Auto

$mm			
		$ O/(U)	
	2Q13	1Q13	2Q12
Revenue	$4,670	($50)	$145
Expense	1,988	45	(108)
Net charge-offs	1,114	(72)	(371)
Change in allowance	(550)	(50)	201
Credit costs	$564	($122)	($170)
Net income	$1,249	($23)	$219
EOP Equity[1]	$15.5	$15.5	$16.5
ROE[1]	32%	33%	25%
Card Services – Key drivers/statistics ($B)[1]			
Average loans	$122.9	$123.6	$125.2
Sales volume[2]	105.2	94.7	96.0
Net revenue rate	12.59%	12.83%	11.91%
Net charge-off rate[3]	3.31	3.55	4.32
30+ day delinquency rate[3]	1.69	1.94	2.13
# of accounts with sales activity (mm)[2]	30.0	29.4	29.3
% of accounts acquired online[2]	53%	52%	49%
Merchant Services – Key drivers/statistics ($B)[1]			
Merchant processing volume	$185.0	$175.8	$160.2
# of total transactions	8.8	8.3	7.1
Auto – Key drivers/statistics ($B)[1]			
Average loans	$50.7	$50.0	$48.3
Originations	6.8	6.5	5.8

[1] Actual numbers for all periods, not over/under
[2] Excludes Commercial Card
[3] See note 5 on slide 22

Financial performance

- Net income of $1.2B, up 21% YoY
  - Net income, excluding the reduction in the allowance for loan losses[3], up 61% YoY
- Revenue of $4.7B, up 3% YoY
- Credit costs of $564mm, down 23% YoY
- Expense of $2.0B, down 5% YoY, primarily driven by lower remediation expense related to an exited non-core product

Key drivers

Card Services

- Average loans of $122.9B, down 2% YoY and 1% QoQ
- Record sales volume[2] of $105.2B, up 10% YoY and 11% QoQ
- Net charge-off rate[3] of 3.31%, down from 4.32% in the prior year and down from 3.55% in the prior quarter

Merchant Services

- Merchant processing volume of $185.0B, up 15% YoY and 5% QoQ
- Transaction volume of 8.8B, up 24% YoY and 6% QoQ

Auto

- Average loans up 5% YoY and 1% QoQ
- Originations up 17% YoY and 5% QoQ

FINANCIAL RESULTS

8

JPMORGAN CHASE & CO.

Corporate & Investment Bank[1]

$mm

	2Q13	$ O/(U) 1Q13	$ O/(U) 2Q12
Corporate & Investment Bank revenue	$9,876	($264)	$890
Investment banking fees	1,717	284	472
Treasury Services	1,051	7	(23)
Lending[2]	373	(125)	3
Total Banking	**$3,141**	**$166**	**$452**
Fixed Income Markets	4,078	(674)	585
Equity Markets	1,296	(44)	253
Securities Services	1,087	113	9
Credit Adjustments & Other[3]	274	175	(409)
Total Markets & Investor Services	**$6,735**	**($430)**	**$438**
Credit costs	(6)	(17)	(35)
Expense	5,742	(369)	449
Net income	$2,838	$228	$462

Key drivers/statistics ($B)[4]

	2Q13	1Q13	2Q12
EOP equity	$56.5	$56.5	$47.5
ROE[5]	20%	19%	20%
Overhead ratio	58	60	59
Comp/revenue[6]	30	33	30
EOP loans	$110.8	$117.5	$117.0
Average client deposits	369.1	357.3	348.1
Assets under custody ($T)	18.9	19.3	17.7
ALL/EOP loans ex-conduits and trade[7]	2.35%	2.17%	2.75%
Net charge-off/(recovery) rate	(0.31)	0.07	(0.04)
Average VaR ($mm)	$40	$62	$75

[1] See notes 1 and 7 on slide 22
[2] Lending revenue includes net interest income, fees, gains or losses on loan sale activity, gains or losses on securities received as part of a loan restructuring, and the risk management results related to the credit portfolio (excluding trade finance)
[3] Credit adjustments & Other primarily includes net credit portfolio credit valuation adjustments ("CVA") and associated hedging activities; DVA related to both structured notes and derivatives; and nonperforming derivative receivable results effective in 1Q12 and thereafter
[4] Actual numbers for all periods, not over/under
[5] Return on equity excluding DVA, a non-GAAP financial measure, was 19%, 18% and 16%, for 2Q13, 1Q13 and 2Q12, respectively
[6] Compensation expense as a percentage of total net revenue excluding DVA, a non-GAAP financial measure, was 31%, 34%, and 33%, for 2Q13, 1Q13 and 2Q12, respectively
[7] ALL/EOP loans as reported was 1.21%, 1.11% and 1.31% for 2Q13, 1Q13 and 2Q12, respectively

Financial performance

- Net income of $2.8B on revenue of $9.9B
  - DVA gain of $355mm
  - ROE of 20%; 19% excl. DVA
- Banking
  - IB fees of $1.7B, up 38% YoY, primarily driven by strong debt and equity underwriting
    - Ranked #1 in YTD Global IB fees
  - Treasury Services revenue of $1.1B, down 2% YoY
  - Lending revenue of $373mm, primarily driven by NII on retained loans and fees on lending-related commitments
- Markets & Investor Services
  - Markets revenue of $5.4B, up 18% YoY, reflecting solid client revenue and improved performance in credit-related and equities products
  - Securities Services revenue of $1.1B, up 1% YoY
  - Credit Adjustments & Other of $274mm, predominantly driven by DVA
- Expense of $5.7B, up 8% YoY, primarily driven by higher compensation expense on higher revenue
  - 2Q13 comp/revenue, excl. DVA, of 31%

FINANCIAL RESULTS

9

JPMORGAN CHASE & CO.

Corporate & Investment Bank – Key metrics & leadership positions

Corporate & Investment Bank

($B)	1H13	FY2012	FY2011	FY2010
International revenue	$9.7	$16.3	$17.1	$15.7
International deposits (Avg)[1]	202.5	189.6	180.1	146.4
International loans (EOP)	69.7	67.7	67.0	45.3
Gross CIB revenue from CB	1.9	4.0	3.7	4.0

Banking

Global IB fees (Dealogic)	#1	#1	#1	#1
TS firmwide revenue[2]	$3.4	$6.9	$6.4	$6.6
Combined Fedwire/CHIPS volume	#1	#1	#1	#1
International electronic funds transfer volume (mm)[3]	154.0	304.8	250.5	232.5

Markets & Investor Services

International AUC ($T, EOP)	$8.3	$8.3	$7.1	$6.3
All-America Institutional Investor research rankings		#1	#1	#1

Comments

Corporate & Investment Bank

- 48% of revenue is international for 1H13; 49% excl. DVA
- International deposits increased 38% from FY2010, driven by growth across regions
- International loans up 54% since FY2010
- Strategic Re-engineering Program ~80% complete

Banking

- Improved ranking to #2 in Global Equity & Equity-related in 1H13 from #4 in FY2012
- #1 in combined Fedwire and CHIPS volume[4], Federal Reserve, 2002–2013
- 2Q13 total international electronic funds transfer volume up 4% from 2Q12

Markets & Investor Services

- #1 Fixed income markets revenue share of top 10 investment banks[5]
- International AUC up 31% from FY2010; represents 44% of 2Q13 total AUC
- JPM ranked #1 for FY2012, FY2011 and FY2010 for both All-America Fixed Income Research and Equity Research

Note: Rankings included as available
[1] International client deposits and other third party liabilities
[2] Includes TS product revenue reported in other LOBs related to customers who are also customers of those LOBs
[3] International electronic funds transfer represents volume over the period and includes non-U.S. dollar Automated Clearing House ("ACH") and clearing volume
[4] 1Q13 volume
[5] 1Q13 rank of JPM Fixed Income Markets revenue of 10 leading competitors based on reported information, excluding DVA

FINANCIAL RESULTS
10
JPMORGAN CHASE & CO.

Commercial Banking[1]

$mm	2Q13	$ O/(U) 1Q13	$ O/(U) 2Q12
Revenue	$1,728	$55	$37
Middle Market Banking[2]	777	24	37
Corporate Client Banking[2]	444	11	8
Commercial Term Lending	315	24	24
Real Estate Banking	113	1	(1)
Other	79	(5)	(31)
Credit costs	$44	$5	$61
Expense	652	8	61
Net income	$621	$25	($52)
Key drivers/statistics ($B)[3]			
EOP equity	$13.5	$13.5	$9.5
ROE	18%	18%	28%
Overhead ratio	38	38	35
Average loans[4]	$131.6	$129.3	$118.4
EOP loans[4]	130.9	130.4	120.5
Average client deposits	195.2	196.0	193.3
Allowance for loan losses	2.7	2.7	2.6
Nonaccrual loans	0.5	0.7	0.9
Net charge-off/(recovery) rate[5]	0.03%	(0.02)%	(0.03)%
ALL/loans[5]	2.06	2.05	2.20

[1] See notes 1 and 8 on slide 22
[2] Effective January 1, 2013, financial results for financial institution clients was transferred into Corporate Client Banking from Middle Market Banking
[3] Actual numbers for all periods, not over/under
[4] Effective January 1, 2013, whole loan financing agreements, previously reported as other assets, were reclassified as loans. For the quarters ended June 30, 2013 and March 31, 2013, the impact on period-end loans was $2.1 billion and $1.7 billion, respectively and the impact on average loans was $1.8 billion and $1.6 billion, respectively
[5] Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate

- Net income of $621mm, down 8% YoY and up 4% QoQ
- Revenue of $1.7B, up 2% YoY
- EOP loan balances up 9% YoY[4]; Middle Market loans up 10% YoY[4]
- Average client deposits of $195.2B, flat YoY
- Credit costs of $44mm
  - Net charge-off rate of 0.03%
  - Excluding recoveries, charge-off rate of 0.08%
- Expense of $652mm, flat QoQ
  - Overhead ratio of 38%

FINANCIAL RESULTS

11

JPMORGAN CHASE & CO.

F I N A N C I A L R E S U L T S Asset Management1 1 See notes 1 and 8 on slide 22 2 Actual numbers for all periods, not over/under 3 See note 9 on slide 22  Net income of $500mm, up 28% YoY  Revenue of $2.7B, up 15% YoY  AUM of $1.5T, up 9% YoY  AUM net inflows for the quarter of $3B, driven by net inflows of $25B to long-term products and net outflows of $22B from liquidity products  Client assets of $2.2T, up 10% YoY and down 1% QoQ  Record EOP loan balances of $86.0B, up 22% YoY and 6% QoQ  Strong investment performance  76% of mutual fund AUM ranked in the 1st or 2nd quartiles over 5 years  Expense up 11% YoY, primarily due to higher performance-based compensation and headcount- related expense1 $mm 2Q13 1Q13 2Q12 Revenue $2,725 $72 $361 Private Banking 1,483 37 142 Institutional 588 (1) 51 Retail 654 36 168 Credit costs $23 $2 ($11) Expense 1,892 16 191 Net income $500 $13 $109 Key drivers/statistics ($B)2 EOP equity $9.0 $9.0 $7.0 ROE 22% 22% 22% Pretax margin3 30 29 27 Assets under management (AUM) $1,470 $1,483 $1,347 Client assets 2,157 2,171 1,968 Average loans 83.6 80.0 67.1 EOP loans 86.0 81.4 70.5 Average deposits 136.6 139.4 128.1 $ O/(U) 12

Corporate/Private Equity[1]

$mm			
		$ O/(U)	
	2Q13	1Q13	2Q12
Private Equity	$212	$394	$15
Treasury and CIO	(429)	(453)	1,649
Other Corporate	(335)	(743)	(454)
Net income/(loss)	($552)	($802)	$1,210

[1] See note 1 on slide 22

Private Equity

- Private Equity net income was $212mm, primarily due to net valuation gains on private investments
- Private Equity portfolio of $8.0B

Treasury and CIO

- Treasury and CIO net loss of $429mm
  - Negative NII of $558mm due to low rates and limited reinvestment opportunities
  - Net securities gains of $123mm
  - Modest loss related to redemption of trust preferred securities
- Expect Treasury and CIO quarterly net loss of $300mm +/-; likely to vary each quarter

Other Corporate

- Noninterest expense includes additional litigation reserves of ~$600mm (pretax)
- Expect Other Corporate quarterly net income to be $100mm +/-; likely to vary each quarter

FINANCIAL RESULTS
13
JPMORGAN CHASE & CO.

F I N A N C I A L R E S U L T S  Firm NII is down modestly QoQ  Both firmwide and core NIM lower (17 bps and 23 bps, respectively) QoQ primarily due to:  Increase in cash balance – $109B QoQ, or 18 bps of core NIM  Lower loan yields and Investment Securities yields  Partly offset by lower long-term debt yields Core net interest margin1  Increase in cash balance primarily driven by  Deposit growth  Firm actions taken to accelerate LCR compliance 1 See note 6 on slide 22 2 The core and market-based NII presented for FY2010 and FY2011 represent their quarterly averages (e.g. total for the year divided by 4); the yield for all periods represent the annualized yield 3.67% 3.29% 3.10% 3.00% 2.92% 2.85% 2.83% 2.60% 1.51% 1.41% 1.29% 1.07% 1.11% 1.17% 1.14% 1.05% 3.06% 2.74% 2.61% 2.47% 2.43% 2.40% 2.37% 2.20% FY2010 FY2011 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 Core NII Market-based NII Core NIM Market-based NIM JPM NIM Net interest income trend Comments 2 2 Average balances ($B) Deposits with banks $48B $80B $111B $111B $127B $125B $157B $266B 14

Outlook

NIM & NII

- Expect NIM relatively stable in the second half of 2013
- Expect the Firm's NII to be modestly up in 3Q13 vs. 2Q13[1]

Corporate/Private Equity

- Expect Treasury and CIO quarterly net loss of $300mm +/-; likely to vary each quarter
- Expect Other Corporate quarterly net income to be $100mm +/-; likely to vary each quarter

Consumer & Community Banking

- Mortgage Banking
  - Total quarterly net charge-offs expected to be less than $250mm in 3Q13
  - If charge-offs and delinquencies continue to trend down, there will be continued reserve reductions
  - Realized repurchase losses may be offset by reserve reductions based on current trends
  - If primary mortgage rates remain at or above current levels, refinance volumes and margins will be under pressure and Mortgage Production profitability will be challenged
- Card, Merchant Services & Auto
  - If portfolio performance continues to improve – including delinquencies and restructured loans – potential for incremental releases in the second half of 2013

[1] Replaces previous NII guidance

FINANCIAL RESULTS

15

JPMORGAN CHASE & CO.

Agenda Page F I N A N C I A L R E S U L T S 16 Appendix 16

A P P E N D I X Peripheral European exposure1 Securities and trading Lending AFS securities Trading Derivative collateral Portfolio hedging Net exposure Spain $3.1 $0.4 $4.1 ($2.0) ($0.4) $5.2 Sovereign 0.0 0.4 (0.3) 0.0 (0.1) 0.0 Non-sovereign 3.1 0.0 4.4 (2.0) (0.3) 5.2 5 Italy $2.3 $0.0 $10.4 ($2.4) ($4.5) $5.8 Sovereign 0.0 0.0 8.3 (1.2) (4.0) 3.1 Non-sovereign 2.3 0.0 2.1 (1.2) (0.5) 2.7 Other (Ireland, Portugal, and Greece) $0.9 $0.0 $3.7 ($1.3) ($0.2) $3.1 Sovereign 0.0 0.0 0.1 0.0 (0.1) 0.0 Non-sovereign 0.9 0.0 3.6 (1.3) (0.1) 3.1 Total firmwide exposure $6.3 $0.4 $18.2 ($5.7) ($5.1) $14.1  $14.1B total firmwide net exposure as of 2Q13, up from $12.3B as of 1Q13  During 2Q13, net exposure increased due to roll-off of tranched index positions  The impact of the roll-off was ~$4B increase in exposure  The Firm continues to be active with clients in the region 1 Exposure is a risk management view. Lending is net of liquid collateral. Trading includes net inventory, derivative netting under legally enforceable trading agreements, net CDS underlying exposure from market-making flows, unsecured net derivative receivables and under-collateralized securities financing counterparty exposure As of June 30, 2013 ($B) 17

A P P E N D I X Consumer credit – Delinquency trends1 Note: Prime Mortgage excludes held-for-sale, Asset Management and Government Insured loans 1 Excluding purchased credit-impaired loans 2 Credit card delinquencies prior to January 1, 2010 included certain reclassification adjustments that assumed credit card loans securitized by Card Services remained on the balance sheet 3 “Payment holiday” in 2Q09 impacted delinquency trends in 3Q09 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 Sep-09 Feb-10 Jul-10 Dec-10 May-11 Oct-11 Mar-12 Aug-12 Jan-13 Jun-13 $0 $1,000 $2,000 $3,000 $4,000 Sep-09 Feb-10 Jul-10 Dec-10 May-11 Oct-11 Mar-12 Aug-12 Jan-13 Jun-13 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Sep-09 Feb-10 Jul-10 Dec-10 May-11 Oct-11 Mar-12 Aug-12 Jan-13 Jun-13 $500 $2,000 $3,500 $5,000 $6,500 $8,000 $9,500 $11,000 Sep-09 Feb-10 Jul-10 Dec-10 May-11 Oct-11 Mar-12 Aug-12 Jan-13 Jun-13 30+ day delinquencies 30-89 day delinquencies 30 – 149 day delinquencies 150+ day delinquencies 30 – 149 day delinquencies 150+ day delinquencies 30 – 149 day delinquencies 150+ day delinquencies Home Equity delinquency trend ($mm) Prime Mortgage delinquency trend ($mm) Subprime Mortgage delinquency trend ($mm) Credit card delinquency trend2,3 ($mm) 18

A P P E N D I X Real Estate Portfolios and Card Services – Coverage ratios Real Estate Portfolios and Card Services credit data ($mm) 1 2Q12 adjusted net charge-offs for Card Services were $1,254mm or 4.03%; excluding the effect of a change in charge-off policy for troubled debt restructurings, 2Q12 reported net charge-offs were $1,345mm or 4.32% 2 Net charge-offs annualized (NCOs are multiplied by 4) 3 See note 5 on slide 22 4 4Q10 adjusted net charge-offs exclude a one-time $632mm adjustment related to the timing of when the Firm recognizes charge-offs on delinquent loans 5 3Q12 adjusted net charge-offs and adjusted net charge-off rate for Real Estate Portfolios exclude the effect of an incremental $825mm of net charge-offs based on regulatory guidance 6 4Q12 adjusted net charge-offs and adjusted net charge-off rate reflect a full quarter of normalized Chapter 7 Bankruptcy discharge activity, which exclude one-time adjustments related to the adoption of Chapter 7 Bankruptcy discharge regulatory guidance 2,075 1,372 1,214 1,157 1,076 954 899 876 808 696 595 520 448 288 4,512 3,721 3,133 2,671 2,226 1,810 1,499 1,390 1,386 1,254 1,116 1,097 1,082 1,014 $0 $1,000 $2,000 $3,000 $4,000 $5,000 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 Real Estate Portfolios Card Services NCOs ($mm) 4 1 5 6 O/(U) Adjusted1 2Q13 1Q13 2Q12 2Q12 Real Estate Portfolios (NCI) Net charge-offs $288 $448 $696 ($408) NCO rate 1.00% 1.56% 2.21% (121)bps Allowance for loan losses $3,268 $4,218 $6,468 ($3,200) LLR/annualized NCOs2 284% 235% 232% Card Services Net charge-offs $1,014 $1,082 $1,254 ($240) NCO rate3 3.31% 3.55% 4.03% (72)bps Allowance for loan losses $4,445 $4,998 $5,499 ($1,054) LLR/annualized NCOs2 110% 115% 110% 1 1 19

A P P E N D I X Firmwide – Coverage ratios  $19.4B of loan loss reserves at June 30, 2013, down ~$4.4B from $23.8B in the prior year, reflecting improved portfolio credit quality  Loan loss coverage ratio of 2.06%1 $mm 1 See note 2 on slide 22 2 NPLs at 2Q13, 1Q13, 4Q12 and 3Q12 include $1.9B, $1.9B, $1.8B and $1.7B, respectively, in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower, regardless of their delinquency status, to be reported as nonaccrual loans. In addition, the Firm’s policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance 2Q13 1Q13 2Q12 Consumer, ex. credit card LLR/Total loans 2.16% 2.56% 3.47% LLR/NPLs2 58 66 102 Credit Card LLR/Total loans 3.58% 4.10% 4.41% Wholesale LLR/Total loans 1.38% 1.33% 1.46% LLR/NPLs 424 332 241 Firmwide LLR/Total loans 2.06% 2.27% 2.74% LLR /NPLs (ex. credit card)2 96 98 127 LLR /NPLs2 143 146 183 11,928 11,005 9,993 10,605 10,068 11,370 10,720 10,426 9,734 28,520 28,350 27,609 25,871 23,791 22,824 21,936 20,780 19,384 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 0% 100% 200% 300% 400% 500% Loan loss reserve Nonperforming loans Loan loss reserve/Total loans1 Loan loss reserve/NPLs1 2 2 2 2 JPM credit summary 20

IB League Tables

League table results

	1H13 Rank	1H13 Share	FY12 Rank	FY12 Share
Based on fees:				
Global IB fees[1]	**1**	**8.9%**	**1**	**7.5%**
Based on volumes:				
Global Debt, Equity & Equity-related	**1**	**7.4%**	**1**	**7.2%**
US Debt, Equity & Equity-related	1	11.7%	1	11.5%
Global Long-term Debt[2]	**1**	**7.4%**	**1**	**7.1%**
US Long-term Debt	1	11.9%	1	11.6%
Global Equity & Equity-related[3]	**2**	**7.5%**	**4**	**7.8%**
US Equity & Equity-related	3	11.6%	5	10.4%
Global M&A Announced[4]	**2**	**24.3%**	**2**	**19.8%**
US M&A Announced	1	37.6%	2	24.3%
Global Loan Syndications	**1**	**10.0%**	**1**	**9.6%**
US Loan Syndications	1	17.3%	1	17.6%

Source: Dealogic. Global Investment Banking fees reflects ranking of fees and market share. Remainder of rankings reflects transaction volume rank and market share. Global announced M&A is based on transaction value at announcement; because of joint M&A assignments, M&A market share of all participants will add up to more than 100%. All other transaction volume-based rankings are based on proceeds, with full credit to each book manager/equal if joint

[1] Global Investment Banking fees rankings exclude money market, short-term debt and shelf deals

[2] Long-term debt rankings include investment-grade, high-yield, supranational, sovereigns, agencies, covered bonds, asset-backed securities ("ABS") and mortgage-backed securities; and exclude money market, short-term debt, and U.S. municipal securities

[3] Global Equity and equity-related ranking includes rights offerings and Chinese A-Shares

[4] Announced M&A reflects the removal of any withdrawn transactions. U.S. announced M&A represents any U.S. involvement ranking

- For 1H13, JPM ranked:
  - #1 in Global IB fees
  - #1 in Global Debt, Equity & Equity-related
  - #1 in Global Long-term Debt
  - #2 in Global Equity & Equity-related; #1 in Global Equity Wallet
  - #2 in Global M&A Announced
  - #1 in Global Loan Syndications

APPENDIX

21

JPMORGAN CHASE & CO.

Notes on non-GAAP financial measures 1. In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. The Firm’s definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. 2. The ratio of the allowance for loan losses to end-of-period loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit- impaired (“PCI”) loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-off rates exclude the impact of PCI loans. 3. Tangible common equity (“TCE”) represents common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. Return on tangible common equity measures the Firm’s earnings as a percentage of average TCE. Tangible book value per share represents the TCE divided by the period-end number of common shares. In management’s view, these measures are meaningful to the Firm, as well as to analysts and investors, in assessing the Firm’s use of equity and in facilitating comparisons with peers. 4. The Tier 1 common ratio under both Basel I and Basel III are both non-GAAP financial measures. These measures are used by management, bank regulators, investors and analysts to assess the Firm's capital position and to compare the Firm's capital to that of other financial services companies. The Basel I Tier 1 common ratio is Tier 1 common capital divided by Basel I risk-weighted assets. Tier 1 common capital is defined as Tier 1 capital less elements of Tier 1 capital not in the form of common equity, such as perpetual preferred stock, noncontrolling interests in subsidiaries, and trust preferred securities. In July 2013, the U.S. Federal Reserve approved the final rule for implementing Basel III in the United States. For further information on Basel I and Basel III, see Regulatory capital on pages 117-119 and 42-45 of JPMorgan Chase& Co.’s Annual Report on Form 10-K for the year ended December 31, 2012, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, respectively. 5. In Consumer & Community Banking, supplemental information is provided for Card Services to enable comparability with prior periods. The change in net income is presented excluding the change in the allowance, which assumes a tax rate of 38%. The net charge-off rate and 30+ day delinquency rate presented include loans held-for-sale. 6. In addition to reviewing JPMorgan Chase's net interest income on a managed basis, management also reviews core net interest income to assess the performance of its core lending, investing (including asset-liability management) and deposit-raising activities (which excludes the impact of Corporate & Investment Bank's ("CIB") market-based activities). The core net interest data presented are non-GAAP financial measures due to the exclusion of CIB"s market-based net interest income and the related assets. Management believes this exclusion provides investors and analysts a more meaningful measure by which to analyze the non-market-related business trends of the Firm and provides a comparable measure to other financial institutions that are primarily focused on core lending, investing and deposit-raising activities. 7. CIB provides several non-GAAP financial measures which exclude the impact of DVA. These measures are used by management to assess the underlying performance of the business. The ratio for the allowance for loan losses to period-end loans is calculated excluding the impact of trade finance loans and consolidated Firm- administered multi-seller conduits, to provide a more meaningful assessment of CIB’s allowance coverage ratio. Additional notes on financial measures 8. Headcount-related expense includes salary and benefits (excluding performance-based incentives), and other noncompensation costs related to employees. 9. Pretax margin represents income before income tax expense divided by total net revenue, which is, in management’s view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of Asset Management against the performance of its respective peers. Notes 22 F I N A N C I A L R E S U L T S

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2012, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (http://investor.shareholder.com/jpmorganchase), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. 23 F I N A N C I A L R E S U L T S